Exhibit 10.29.2

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

This Agreement ("Agreement") is entered into as of July 1, 2002 by and between MedQuist Transcriptions, Ltd., a New Jersey corporation ("Company") and Dennis M. Mahoney, a resident of Naperville, Illinois ("Employee").

BACKGROUND

The Company has a legitimate business interest in protecting its proprietary and confidential information and has implemented a policy that all of its employees and agents having access to such information should be bound by the terms of a Confidentiality Agreement. Employee understands that the protection of such confidential information indirectly benefits Employee.

NOW, THEREFORE, in consideration of good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.  Confidentiality

(a) Employee acknowledges that Employee has had and shall continue to have access to confidential and proprietary information of the Company and its affiliates not available to the public or in the public domain, including, without limitation, proprietary software, trade secrets, Developments (as defined below) plans for future developments, information about costs, profits, markets, sales, products, services, product volume, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods (collectively "Confidential Information"). Employee covenants and agrees that, except as required by Employee's duties to the Company, Employee will keep secret and treat as trade secrets all Confidential Information of the Company and will not, directly or indirectly, either during the term of Employee's engagement with the Company or thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Information, and upon termination of Employee's engagement with the Company, will promptly deliver to the Company all tangible objects containing Confidential Information (including all copies thereof, whether prepared by Employee or others) which Employee may possess or have under Employee's control.

(b) Employee acknowledges that the Company has a legitimate business interest in protecting the Confidential Information. By reason of the foregoing, Employee consents and agrees that if Employee violates any of the provisions of this Agreement, the Company would sustain irreparable harm and, therefore, irrevocably and unconditionally agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, all of which remedies shall be cumulative, the Company shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief.

(c) Employee agrees that the Company may provide a copy of this Agreement to any business or enterprise which Employee may directly or indirectly own, manage, operate, finance, join, control or with which Employee may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which Employee may use or permit Employee's name to be used.

(d) Employee acknowledges that all work performed by Employee for the Company is "work for hire" and the Company shall be the sole owner of all the results and proceeds of Employee's services for the Company, including but not limited to, all inventions, developments, discoveries, copyrights and other improvements relating to equipment, software, MTS, DTS, methods and processes connected with or useful to the Company's business (collectively, the "Developments") which Employee, alone or in conjunction with any other person, may conceive, make, acquire, acquire knowledge of, develop or create in connection with Employee's engagement with the Company, free and clear of any claims by Employee (or any successor or assignee of Employee) of any kind or character whatsoever. Employee hereby assigns and transfers Employee's right, title and interest in and to all such Developments, and agrees that Employee shall, at the request of the Company, execute such assignments, certificates or other instruments, and do any and all other acts, as the Company from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company's right, title and interest in or to any such Developments.

2.  No Contract of Employment. Employee acknowledges that this Agreement does not constitute a contract of employment. Employee is an "employee-at-will" and may leave the Company at any time or may be terminated at any time with or without cause. No employee or representative of the Company, other than the Chief Executive Officer, has the authority to issue a contract of employment and any representation to the contrary should not be relied upon by Employee.

3.  Non-Solicitation. Employee acknowledges that: (i) the Company's business is a highly competitive national business, (ii) the Company owns Confidential Information and that this Confidential Information is extremely valuable to the successful operation of the Company's business and (iii) the execution of this Agreement is a condition to Employee's continued employment. In the event that Employee's employment with the Company is terminated without regard to whether such termination is voluntary or involuntary, Employee agrees for a period of twenty-four (24) months after termination, that Employee will not, directly or indirectly:

(a) solicit, entice or induce or accept any business from customers of the

Company with whom Employee had contact while employed by the Company, or on whose behalf, or on whose projects, Employee worked while employed by the Company;

(b) solicit, entice or hire any of the Company's employees; or

(c) in any territory in which Employee performed duties for the Company, participate or engage in any business competitive with the Company's business in an ownership, management, consulting, supervisory, design, research, developmental, engineering, technical, or financial capacity without first receiving the prior written consent of the Company. For the purpose of this Section 3, the term "ownership" excludes any ownership interest equal to less than 5% of the stock of a publicly held corporation.

4.   Miscellaneous. This Agreement constitutes the entire agreement between the parties and cancels and supersedes any and all prior agreements and understandings between the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by all parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application (or with such provision or application as modified by a court of law) and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. No remedy conferred upon any party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

5.   Counterpart Signatures. This Agreement may be executed in several counterparts, each of which is an original.

6.   Governing Law; Choice of Forum; Service of Process. The validity interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New Jersey, without regard to its conflict of law principles. ANY ACTION RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN A STATE COURT IN BURLINGTON COUNTY, NEW JERSEY OR IN FEDERAL COURT FOR THEDISTRICT OF NEW JERSEY. EMPLOYEE HEREBY ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SAID COURTS AND TO SERVICE OF PROCESS IN ANY ACTION HEREUNDER BY THE MAILING OF CERTIFIED MAIL OR

ANY OTHER MANNER PERMITTED BY LAW.

      IN WITNESS WHEREOF, Employee has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

EMPLOYEE	MEDQUIST TRANSCRIPTIONS, LTD.

Dennis M. Mahoney	By: John M. Suender
Title: Senior Vice President, General Counsel
and Secretary